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                                                                      Exhibit 15


Board of Directors and Shareholders
Potters Financial Corporation
East Liverpool, Ohio

We have reviewed, in accordance with standards established by the AICPA, the unaudited interim financial information of Potters Financial Corporation for the periods ended September 30, 2000 and 1999 as indicated in our report dated October 31, 2000. Because we did not perform an audit, we expressed no opinion on that information. We are aware that our report referred to above, which was included in this quarterly report on Form 10-QSB, is being incorporated by reference in Registration Statement Nos. 333-11353, 333-27985 and 333-68259 on Forms S-8.

We also are aware that our report referred to above, under Rule 436(c) under the Securities Act of 1933, is not considered a part of the registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.


                                              /S/ CROWE, CHIZEK AND COMPANY
                                                   Crowe, Chizek and Company LLP


October 31, 2000
Columbus, Ohio